UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 16, 2024
ANI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (218) 634-3500
Not Applicable
(Former name or former address, if changed since last report.)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ANIP	Nasdaq Stock Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On February 16, 2024, ANI Pharmaceuticals Canada Inc., a wholly owned subsidiary of ANI Pharmaceuticals, Inc. (“ANI”) entered into an agreement (the “Agreement”) with 1540700 Ontario Limited (“Buyer”) for the purchase and sale of ANI’s Oakville, Ontario former manufacturing facility (the “Property”) at a total purchase price of $19,200,000 Canadian dollars, or approximately $14,200,000 US Dollars based on the current exchange rate, subject to certain market adjustments.

Under the terms and conditions of the Agreement, Buyer paid a deposit within two business days of signing of the Agreement of 5% of the purchase price, or approximately $710,000 US Dollars based on the current exchange rate, and Buyer’s obligations under the Agreement are subject to a five (5) business day due diligence period (the “Due Diligence Condition”). Upon waiver or satisfaction of the Due Diligence Condition, Buyer is required to pay an additional deposit of 5% of the purchase price, or approximately $710,000 US Dollars based on the current exchange rate, with the remaining balance of the purchase price (minus the deposited amounts) to be paid upon closing of the transaction. The closing of the transaction is subject to customary termination conditions, including the Buyer’s right to terminate the Agreement if the Property is materially damaged prior to the closing. If the transaction does not close as a result of the Due Diligence Condition or as a result of ANI’s default under the Agreement, the deposited amounts will be returned to the Buyer in full. ANI will retain the deposited amounts if the transaction does not close as a result of the Buyer’s default under the Agreement. Closing is expected to occur by the end of March 2024.

The purchase of the Property is being made on an “as is” basis and the Agreement provides for customary closing conditions and indemnification obligations, as well as limited representations and warranties.

Item 9.01	Exhibits
(d)Exhibits

Exhibit No.	Description
10.1	Agreement of Purchase and Sale between ANI Pharmaceuticals Canada, Inc. and 1540700 Ontario Limited
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2024	ANI PHARMACEUTICALS, INC.

	By:	/s/ Stephen P. Carey
	Name:	Stephen P. Carey
	Title:	Senior Vice President Finance and Chief Financial Officer